Exhibit 3.1

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

ALTERED MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

Amended 29 September 2015

MEMORANDUM OF ASSOCIATION

OF

Freescale Semiconductor, Ltd.

(hereinafter referred to as the “Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status	Nationality	Number of Shares Subscribed

Ian Stone	No	British	1
Shane Reynolds	No	Irish	1

All of: Victoria Place 31 Victoria Street Hamilton, HM10, Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

FORM NO. 2

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:- N/A

5.	~~The authorised share capital of the Company is US$100 divided into 100 Shares of $1.00 each~~.

The authorised share capital of the Company is US$10,000,100 divided into 1,000,010,000 shares of US$0.01 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity rights, powers and privileges of a natural person, and –

(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are at the option of the holder, liable to be redeemed;

(ii)	pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:

/s/ Ian Stone	/s/ Julie Hegarty

Ian Stone	(Witness)

/s/ Shane Reynolds	/s/ Julie Hegarty

Shane Reynolds	(Witness)

Subscribed this 26th day of February 2015